                                                                    EXHIBIT 10.2

                              GOVERNANCE AGREEMENT


         THIS GOVERNANCE AGREEMENT (this "Agreement"), dated as of February 14, 2000, is entered into by and between Phoenix International Ltd., Inc., a Florida corporation (the "Company"), and London Bridge Software Holdings plc., a corporation organized under the laws of England and Wales ("London Bridge").

         WHEREAS, the Company and London Bridge contemporaneously are entering into a Stock Purchase Agreement of even date herewith (as amended, the "Purchase Agreement"), pursuant to which London Bridge has agreed to purchase, and the Company has agreed to sell, shares of the Company's common stock, $0.01 par value per share (the "Common Stock") on the terms and conditions set forth therein (the "Purchase"); and

         WHEREAS, London Bridge will Beneficially Own (as defined herein) approximately 9.16% of the outstanding Common Stock of the Company as a result of the Purchase and otherwise; and

         WHEREAS, as a condition to the willingness of the Company to enter into the Purchase Agreement, and each party, in order to induce the other to enter into such agreement, has agreed to execute and deliver, or cause to be executed and delivered, this Agreement concurrently with the closing of the Purchase under the Purchase Agreement; and

         WHEREAS, the Company and London Bridge desire to establish in this Agreement certain terms and conditions concerning the corporate governance of the Company after the closing of the Purchase under the Purchase Agreement; and

         WHEREAS, the Company and London Bridge also desire to establish in this Agreement certain terms and conditions concerning the acquisition and disposition of securities of the Company by London Bridge.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

         "Associate" has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

         "Beneficial Ownership" and any derivative thereof has the meaning set forth in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement.

         "Board" means the Board of Directors of the Company.

         "Buyout Transaction" means a tender offer, merger, stock purchase or exchange, sale of all or substantially all of the Company's assets, business combination or any similar transaction involving the Company or any of its Subsidiaries, on the one hand, and London Bridge or any Affiliate or Associate of London Bridge, on the other, that offers each holder of Voting Securities (other than, if applicable, London Bridge or any Affiliate or Associate of London Bridge) the opportunity to dispose of all Voting Securities Beneficially Owned by such holder.

         "Closing" shall have the meaning set forth in the Purchase Agreement.

         "Common Stock" has the meaning set forth in the recitals to this Agreement.

         "Company" has the meaning set forth in the recitals to this Agreement.

         "Control" and any derivation thereof shall have the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

         "Exchange Act" means the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Governmental Entity" means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

         "Group" has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

         "Liens" shall mean all liens, encumbrances, mortgages, security interests, charges, pledges, equities, hypothecations, rights in or to, and other similar rights.

         "London Bridge" has the meaning set forth in the recitals to this Agreement.

         "Other Holders" means the holders of the Other Shares.

         "Other Shares" means Voting Securities not Beneficially Owned by London Bridge.

         "Purchase" has the meaning set forth in the recitals to this Agreement.

         "Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

         "Person" means any individual, group, corporation, firm, partnership, public limited company, private limited company, limited liability company, joint venture, trust, business association, organization, Governmental Entity or other entity.

         "Purchased Common Stock" means the Common Stock purchased by London Bridge pursuant to the Purchase Agreement and any stock or other securities of the Company paid as a dividend with respect thereto.

         "SEC" means the United States Securities and Exchange Commission or any successor Governmental Entity.

         "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Stockholder Vote" means, as to any matter to be presented to the holders of Voting Securities, a vote at a duly called and held annual or special meeting of the holders of Voting Securities entitled to vote on such matter.

         "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise Controls, more than 50% of the voting shares or other similar interests.

         "Third Party Offer" means a bona written fide offer to enter into a tender offer, merger, stock purchase or exchange, sale of all or substantially all of the Company's assets, business combination or any similar transaction involving the Company, made by a Person other than London Bridge, an Affiliate of London Bridge or any Associate of or other Person acting on behalf of London Bridge or any Affiliate of London Bridge.

         "Total Voting Power of the Company" means the total number of votes that may be cast in the election of directors of the Company if all Voting Securities outstanding or treated as outstanding pursuant to the final sentence of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of the Company Beneficially Owned by any Person is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities Beneficially Owned by such Person. In determining the Voting Securities Beneficially Owned by any Person, Voting Securities that are not outstanding but are then subject to immediate issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights (the "Rights") Beneficially Owned by such Person shall be deemed to be outstanding and shall be included in Voting Securities Beneficially Owned by such Person for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by such Person, but any Rights Beneficially Owned by any other Person shall not be deemed to be outstanding for purpose of computing the percentage of the Total Voting Power represented by Voting

Securities Beneficially Owned by the Person with respect to whom the calculation is being performed.

         "Voting Securities" means Common Stock, any other securities of the Company or any Subsidiary of the Company entitled to vote generally in the election of directors of the Company or such Subsidiary of the Company, and any securities convertible into or exercisable or exchangeable for, any of the foregoing.

                                   ARTICLE II

                              STANDSTILL PROVISIONS

         SECTION 2.1  Standstill.

         (a) Except as otherwise expressly provided in this Agreement or as specifically approved in writing by 66-2/3% of the members of the Board, for a period of three (3) years from the date of this Agreement, neither London Bridge, nor any of its Affiliates or Associates, nor any Group which London Bridge Controls shall, directly or indirectly:

                  (i) by purchase or otherwise, acquire, agree to acquire or offer to acquire Beneficial Ownership of, or any Liens with respect to, any Voting Securities or direct or indirect rights or options to Beneficially Own Voting Securities (including any voting trust certificates representing such securities);

                  (ii) enter into, propose to enter into, solicit or support any Buyout Transaction or Third Party Offer, or purchase, acquire or propose to purchase, acquire, solicit or support the purchase or acquisition of any portion of the business or assets of the Company or any of its Subsidiaries by London Bridge or by any of its Affiliates or Associates or by any other Person;

                  (iii) form, join or in any way participate in a Group (other than a Group that may be formed in the future consisting solely of London Bridge and its Affiliates) formed for the purpose of acquiring, holding, voting or disposing of or taking any other action with respect to Voting Securities other than the Purchased Common Stock;

                  (iv) solicit proxies by or on behalf of any Person other than the Company with respect to any Voting Securities, become a "participant" in an "election contest" (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) relating to the Board, or otherwise attempt to acquire or alter Control of the business or affairs of the Company;

                  (v) deposit any Voting Securities in a voting trust or enter into any voting agreement or arrangement with respect thereto (other than this Agreement) which would entitle any Person to Control more than 10% of the Total Voting Power of the Company;

                  (vi) publicly propose to do or permit any of the foregoing, publicly propose to revise any of the standstill provisions of this Agreement, or otherwise take any action challenging the validity or enforceability of the foregoing or which would be inconsistent with the foregoing; or

                  (vii) assist, advise, encourage, provide funds for, negotiate or otherwise participate with or support any Person with respect to, or otherwise seek to do, any of the foregoing or, except as set forth in
         Section 2.3 below, participate, assist, advise, encourage, provide funds for or otherwise support any Third Party Offer.

         (b) Nothing in this Agreement shall (i) prohibit or restrict London Bridge from responding to any inquiries from any Other Holders as to London Bridge's intention with respect to the voting of any Voting Securities Beneficially Owned by it so long as such response is consistent with the terms of this Agreement; (ii) prohibit London Bridge from Beneficially Owning Voting Securities issued as dividends or distributions in respect of, or issued upon conversion, exchange or exercise of, securities which London Bridge is permitted to Beneficially Own under this Agreement; (iii) prohibit any employee or agent of London Bridge from purchasing or otherwise acquiring Voting Securities so long as he or she is not a member of a Group that includes London Bridge or any of its Affiliates or Associates or is not otherwise acting on behalf of London Bridge or any of its Affiliates or Associates; or (iv) prohibit London Bridge from disclosing in accordance with its obligations (if any) under the federal securities laws or other applicable law (if any) that the Company has become the subject of a Buyout Transaction or a Third Party Offer.

         SECTION 2.2 Buyout Transaction. Nothing in this Agreement shall prohibit or restrict London Bridge from proposing, participating in, supporting or causing the consummation of a Buyout Transaction if (i) 66-2/3% of the Company's Board approve in advance and in writing the Buyout Transaction and
(ii) the Buyout Transaction is consummated in accordance with the terms and conditions approved by the Board.

         SECTION 2.3 Third Party Offers. In the event that the Company becomes the subject of a Third Party Offer not involving the participation of London Bridge in any way, London Bridge may not support such Third Party Offer, vote in favor of such Third Party Offer or tender or sell its Voting Securities to the Person making such Third Party Offer unless the Third Party Offer is made available to all of the Company's shareholders and each of the Other Holders are entitled to participate in the Third Party Offer on the same terms and under the same conditions as London Bridge.

                                   ARTICLE III

                               VOTING RESTRICTIONS

         SECTION 3.1 Irrevocable Proxy. London Bridge shall execute and deliver to the Company, as a condition to Closing, a proxy in the form attached hereto as "Exhibit A," which shall be deemed to be coupled with an interest and irrevocable for a period of one year from the date of this Agreement.

         SECTION 3.2 Termination of Proxy. The Company agrees that the proxy shall not be effective with respect to any Voting Securities transferred by London Bridge in accordance with the transfer restrictions set forth in Article IV below.

                                   ARTICLE IV

                              TRANSFER RESTRICTIONS

         SECTION 4.1  Restrictions.

         (a) Except as provided in Section 2.3 or with the written consent of at least 66-2/3% of the members of the Board, London Bridge shall not, directly or indirectly, sell, transfer or otherwise dispose of any Voting Securities prior to February 14, 2003 except as follows:

                  (i) in the public U.S. securities market, in accordance with the volume and manner of sale limitations of Rule 144 under the Securities Act (regardless of whether such limitations are applicable) and otherwise subject to compliance with the Securities Act;

                  (ii) in the public U.S. securities market, in a registered public offering pursuant to the terms and conditions of the Registration Rights Agreement of even date herewith between the Company and London Bridge; or

                  (iii) in a private sale, and subject to the provisions of
         Section 4(b) below, if the purchaser agrees in writing, delivered by the Company at least three business days in advance of such sale, (and the terms of which are reasonably satisfactory to the Company), to be bound by the terms and conditions of this Agreement.

         (b) In addition to the restrictions set forth in Section 4.1(a), London Bridge agrees as follows:

                  (i) for a period of six months after Closing, it shall not, without the prior written consent of the Company (which shall not be unreasonably withheld), sell, transfer, assign, convey, dispose of or otherwise reduce its risk of ownership with respect to, in whole or in part, the Purchased Common Stock or any other securities of the Company, or any rights with respect thereto; and

                  (ii) it shall not sell, transfer, assign or convey any Common Stock or other securities of the Company, or any rights with respect thereto, to a known competitor of the Company; provided, however, that the foregoing transfer restriction of this Section 4.1(b) shall not limit London Bridge's ability to sell Common Stock or other securities of the Company pursuant to the Registration Rights Agreement or in accordance with the terms and provisions of Rule 144 under the U.S. Securities Act of 1933, as amended, unless such sales are conducted in a manner whereby the purchaser(s) are identified to London Bridge or its selling agents prior to such sale (in which case the prohibition on sales to known competitors would still apply).

         SECTION 4.2  Legends.

         (a) Except as set forth in Section 4.2(b) below, during the term of this Agreement, all certificates representing Voting Securities Beneficially Owned by London Bridge shall bear an appropriate restrictive legend indicating that such Voting Securities are subject to restrictions pursuant to this Agreement.

         (b) Upon any transfer or proposed transfer of Beneficial Ownership by London Bridge of any Voting Securities to any Person that is permitted pursuant to this Agreement, the Company shall, upon receipt of timely notice and such certificates, opinions and other documentation as shall be reasonably requested by the Company, cause certificates representing such transferred Voting Securities to be issued (i) without any legend if upon consummation of such transfer such Voting Securities are no longer "restricted securities" as defined in Rule 144 under the Securities Act or (ii) without any reference to this Agreement if upon consummation of such transfer such Voting Securities continue to be "restricted securities."

         SECTION 4.3 Effect. Any purported transfer of Voting Securities that is inconsistent with the provisions of this Article IV shall be null and void and of no force or effect.

                                    ARTICLE V

                                   TERMINATION

         SECTION 5.1 Automatic Termination. This Agreement shall terminate automatically on February 14, 2003.

         SECTION 5.2 Early Termination of Standstill and Voting Provisions. The terms of Articles II and III above shall terminate and be of no further force or effect prior to the termination of this Agreement pursuant to Section 5.1 above if, but only if:

                  (i) the Board recommends to the Company's shareholders approval of an agreement for a Third Party Offer in accordance with the terms of the Company's Articles of Incorporation and Bylaws; or

                  (ii) the Company publicly announces that it is soliciting any Third Party Offer.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing in accordance with the provisions for delivery of notices identified in the Purchase Agreement.

         SECTION 6.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Nothing contained in this Agreement shall be construed to prohibit or restrict the Company's ability to determine and vigorously implement and defend the Company's strategic business objectives. In addition, the parties acknowledge and agree that they have had the assistance of counsel in the preparation of this Agreement and, therefore, this Agreement shall be construed and interpreted without presumption against the party causing this Agreement to be drafted.

         SECTION 6.3 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction
(a) a suitable and equitable provision shall be substituted therefor, upon the agreement of all of the parties hereto, in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         SECTION 6.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute a single agreement.

         SECTION 6.5 Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Purchase Agreement, the Confidentiality Agreement, the Registration Rights Agreement and the other agreements contemplated hereby and thereby, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 6.6 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

         SECTION 6.7 Governing Law; Jurisdiction; Equitable Remedies. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The Company and the Shareholders irrevocably consent to the exclusive jurisdiction and venue of the courts of any county in the State of Florida and the United States Federal District Court of Florida, in any judicial proceeding brought to enforce this Agreement. The parties agree that any forum other than the State of Florida is an inconvenient forum and that a lawsuit (or non-compulsory counterclaim) brought by one party against another party, in a court of any jurisdiction other than the State of Florida should be forthwith dismissed or transferred to a court located in the State of Florida. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 6.8  Amendments; Waivers.

         (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding any provision herein to the contrary, if a majority of the members of the Board determine in good faith to do so, such directors may seek to enforce, in the name and on behalf of the Company, the terms of this Agreement against London Bridge.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 6.9 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have caused this Governance Agreement to be duly executed and delivered, all as of the date first set forth above.

                                     Phoenix International Ltd., Inc.


                                     By: /s/ Raju M. Shivdasani
                                         ---------------------------------
                                         Name:    Raju M. Shivdasani
                                              ----------------------------
                                         Title:   President and COO
                                               ---------------------------


                                     London Bridge Software Holdings plc.


                                     By: /s/ Gordon Crawford
                                         ---------------------------------
                                          Name:   Gordon Crawford
                                               ---------------------------
                                          Title:  Chairman
                                                --------------------------